Exhibit 2.11

ANNEX 21

(CVM Instruction No. 481/09)

INFORMATION ABOUT THE FINANCIAL ADVISORS

1. List the financial advisors recommended by the administration

In compliance with the provisions of article 12 of the Company’s Bylaws, and the norms set by article 45, paragraphs 3 and 4 of Law No. 6,404/76, the Board of Directors of the Company, at a meeting held on October 17, 2011, decided to submit to the meeting of the shareholders of the Company a list of three financial advisors responsible for preparing the economic valuation of the shares of the Company for purposes of determining the redemption value of the shares in the split-off and merger of the shares of the Company by Coari Participações S.A., which consists of the following advisors:

(i)	Banco Santander (Brasil) S.A., with headquarters at Avenida Juscelino Kubitschek, 2041 and 2235, bloco A, Vila Olímpia, in the City and State of São Paulo, and enrolled with the Brazilian Corporate Taxpayers’ Registry (CNPJ/MF) under No. 90.400.888/0001-42;

(ii)	Banco BNP Paribas Brasil S.A., with headquarters at Avenida Juscelino Kubitschek, 510, 9th through 14th floors, in the City and State of São Paulo, and enrolled with the Brazilian Corporate Taxpayer’s Registry (CNPJ/MF) under No. 01.522.368/0001-82;

(iii)	Banco Fator S.A., with headquarters at Rua Doutor Renato Paes de Barros, 1017, 11th floor, in the City and State of São Paulo, and enrolled with the Brazilian Corporate Taxpayers’ Registry (CNPJ/MF) under No. 33.644.196/0001-06.

2. Describe the capacity of the recommended financial advisors

Banco Santander (Brasil) S.A.

•	Ranked among the leaders in M&A in Brazil

•	Highly qualified M&A team

•	Extensive work history as financial advisor in transactions for the largest Brazilian and global companies and vast experience with Vaulation Reports

Banco BNP Paribas Brasil S.A.

•	Ranked among the leaders in M&A in Brazil

•	Strong team with extensive experience and global coverage focused on the telecommunications industry

•	M&A team dedicated exclusively to company valuations and the preparation of Valuation Reports

Banco Fator S.A

•	Completed two valuation reports for Telemar Norte Leste

•	Strong local presence

•	Senior team and extensive experience in M&A operations

3. Provide a copy of the proposed work and payment of the recommended financial advisors

Copies of the proposal of the scope of work and compensation of the financial advisors recommended by the Board of Directors of the Company for preparing an economic valuation of the shares of the Company were provided to the shareholders of the Company through the IPE System (Sistema IPE) and can be viewed on the website of the Brazilian Securities and Exchange Commission (Comissão de Valores Mobiliários) (www.cvm.gov.br) and the São Paulo Stock Exchange (BM&FBOVESPA) (www.bmfbovespa.com.br).

4. Describe any material relationship in the last three (3) years between the recommended financial advisors and the Company’s related parties, as defined by the accounting rules relating to this matter

Collections

Santander

Company	2008	2009	2010	2011
	Volume of collections for the year (R$ millions)	Volume of collections for the year (R$ millions)	Volume of collections for the year (R$ millions)	Volume of collections for the year (R$ millions)
Brasil Telecom S.A	105.3	233.9	267.9	115.2
Telemar Norte Leste S.A	140.7	797.7	1031.3	447.4
TNL PCS S.A	28.4	288.7	512.9	237.1
14 Brasil Telecom Celular S.A	1.4	19.5	24.0	10.6

BNP Paribas

*	No collections relationship.

Fator

*	No collections relationship.

Financial instruments

Santander

Company	2008		2009		2010		2011
	As of December 31 (R$ millions)	Total amount transacted for the year (R$ millions)	As of December 31 (R$ millions)	Total amount transacted for the year (R$ millions)	As of December 31 (R$ millions)	Total amount transacted for the year (R$ millions)	As of December 31 (R$ millions)	Total amount transacted for the year (R$ millions)
BRT Serviços de Internet S.A (2)	6.5	6.5	7.2	0.4	—	—	—	—
Brasil Telecom Participações S.A (1) (2)	1.1	—	—	6.0	—	—	—	—
Brasil Telecom Cabos Submarinos Ltda. (2)	72.6	116.2	85.4	31.9	—	—	—	—
Brasil Telecom S.A (2)	3.7	—	10.5	7.2	2.8	—	3.0	—
Internet Group do Brasil S.A (2)	88.6	100.1	—	59.7	—	—	—	—
Brasil Telecom Comunicação e Multimídia Ltda. (2)	66.0	77.7	33.2	15.4	—	—	—	—
14 Brasil Telecom Celular S.A (2)	105.9	94.9	44.6	27.9	0.3	—	0.3	—
Telemar Participações S.A (2)	260.5	287.0	39.3	73.1	—	—	—	—

(1)	Brasil Telecom Participações S.A merged into Brasil Telecom S.A in 2009
(2)	Amounts as of December 31 refer to the value of existing financial instruments accounted for according to the accounting practices of the Company.

BNP Paribas

*	No financial instruments relationship.

Fator

*	No financial instruments relationship.

Derivatives

Santander

Company	2008		2009		2010		2011
	As of December 31 (R$ millions)	Notional amount obtained in the year (R$ millions)	As of December 31 (R$ millions)	Notional amount obtained in the year (R$ millions)	As of December 31 (R$ millions)	Notional amount obtained in the year (R$ millions)	As of December 31 (R$ millions)	Notional amount obtained in the year (R$ millions)
Telemar Norte Leste S.A (3)	(123.8)	—	(126.3)	781.0	(111.0)	999.9	(162.6)	662.8
Brasil Telecom S.A (3)	(27.3)	34.6	(24.9)	20.4	(8.9)	6.7	—	—

(3)	Amounts as of December 31 refer to the net adjustment (accrual – accounting curve) of the existing derivatives on the date, according to the accounting practices of the Company.

BNP Paribas

Company	2008		2009		2010		2011
	As of December 31 (R$ millions)	Notional amount obtained in the year (R$ millions)	As of December 31 (R$ millions)	Notional amount obtained in the year (R$ millions)	As of December 31 (R$ millions)	Notional amount obtained in the year (R$ millions)	As of December 31 (R$ millions)	Notional amount obtained in the year (R$ millions)
Telemar Norte Leste S.A (3) (4)			(7.1)	117.3	(45.7)	507.2	(61.8)	—

(3)	Amounts as of December 31 refer to the net adjustment (accrual – accounting curve) of the existing derivatives on the date, according to the accounting practices of the Company.
(4)	NDF transactions obtained and matured in 2010.

Fator

*	No derivatives relationship.

Debt

Santander

Company	2008	2009	2010	2011
	Description/Timeline
Telemar Norte Leste S.A.	Line of credit obtained in 2004 maturing in 2009. Total contracted – US$40million.
	Intermediary Agent in funding for the financing of imports with international development agencies (contracted for 2004 to 2006). Total lines of credit – US$151 million. On September 30, 2011 there was no remaining balance on these lines of credit (wholly matured and paid).
			Coordinator of the 5th Issuance of Telemar for the amount of R$2 billion
		Coordinator for the issuance of the 2009 BOND of Telemar – US$750 million at 9.5%, maturing in 2019 and Coordinator for the issuance of the 2010 BOND of Telemar – EUR750 million at 5.125%, maturing in 2017
Brasil Telecom S.A.	Indirect BNDES obtained in 2006 with maturity in 2014 — balance as of June 30 - R$47 million
	Coordinator for the 4th Public Issuance of Dentures for Brasil Telecom for the amount of R$1 billion and maturing in 2013
				Leading Coordinator for the 5th Public Issuance of Debentures for Brasil Telecom, in August 2011, for the amount of R$1 billion and maturing in 2017

BNP Paribas

Company	2008	2009	2010	2011
	Description/Timeline
Telemar Norte Leste S.A.	Intermediary Agent in funding for the financing of imports with international development agencies (contracted for 2004 to 2011). Total lines of credit – US$800 million. On June 30, 2011, the remaining balance on these lines of credit was R$1 billion
			Coordinator for the issuance of the 2010 BOND of Telemar – US$1 billion at 5.5%, maturing in 2020
Brasil Telecom S.A.	Line of credit obtained in 2004 and 2005 maturing in 2012 and 2013. Balance as of June 30, 2011: R$0.1 million.

Fator

*	No debt relationship.

Guarantees

Santander

Company	2008		2009		2010		2011
	As of December 31 (R$ millions)	Total amount contracted for in the year (R$ millions)	As of December 31 (R$ millions)	Total amount contracted for in the year (R$ millions)	As of December 31 (R$ millions)	Total amount contracted for in the year (R$ millions)	As of December 31 (R$ millions)	Total amount contracted for in the year (R$ millions)
Brasil Telecom S.A	426.2	98.4	420.1	—	393.9	—	382.1	—
Telemar Norte Leste S.A	279.8	42.1	272.2	—	175.6	—	169.4	—
TNL PCS S.A	285.6	240.9	381.4	0.4	1.0	—	1.0	—
14 Brasil Telecom Celular S.A	200.4	198.9	0.3	—	0.3	—	0.3	—

BNP Paribas

Company	2008		2009		2010		2011
	As of December 31 (R$ millions)	Total amount contracted for in the year (R$ millions)	As of December 31 (R$ millions)	Total amount contracted for in the year (R$ millions)	As of December 31 (R$ millions)	Total amount contracted for in the year (R$ millions)	As of December 31 (R$ millions)	Total amount contracted for in the year (R$ millions)
Brasil Telecom S.A	40.9	41.4	40.0	—	35.9	—	13.9	—

Fator

*	No guarantees relationship.

Purchase of PT shares

Santander

Company	2008	2009	2010	2011
Description/Timeline

*	No purchase of PT shares relationship.

BNP Paribas

Company	2008	2009	2010	2011
Description/Timeline

*	No purchase of PT shares relationship.

Fator

Company	2008	2009	2010	2011
Description/Timeline

*	No purchase of PT shares relationship.